UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: March 21, 2019

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On March 21, 2019, Oragenics, Inc. (“Oragenics” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co. (the “Underwriter”), relating to an underwritten public offering of 16,666,668 shares of our common stock, par value $0.001 per share (the “Common Stock”), together with Series 1 Warrants to purchase up to an aggregate of 8,333,334 shares of our common stock (the “Series 1 Warrants”) and Series 2 Warrants to purchase up to an aggregate of 8,333,334 shares of our common stock (the “Series 2 Warrants”), at a price to the public of $0.75 per share and related warrants (the “Public Offering”). We also granted the Underwriter a 30-day option to purchase up to an additional 2,500,000 additional shares of common stock (the “Option Shares”) and/or Series 1 Warrants to purchase up to 1,250,000 shares of common stock and Series 2 Warrants to purchase up to 1,250,000 shares of common stock (the “Option Warrants”). Effective as of March 25, 2019 the Underwriters partially exercised their over-allotment option, electing to purchase additional Series 1 Warrants to purchase up to an aggregate of 1,250,000 shares of our common stock and Series 2 Warrants to purchase up to an aggregate of 1,250,000 shares of our common stock. The Common Stock, the Series 1 Warrants, the Series 2 Warrants, the Option Shares and the Option Warrants are collectively referred to as the “Securities”.

Each Series 1 Warrant has an exercise price of $0.75 per share of common stock and will expire on the earlier of (1) the eighteen month anniversary of the date of issuance and (2) twenty-one trading days following the Company’s release of top-line data related to its Phase 2 double blind, placebo controlled clinical trial of AG013. Each Series 2 Warrant has an exercise price of $0.90 per share of common stock and will expire five years following the date of issuance.

The Public Offering closed on March 25, 2019. The gross proceeds from the Public Offering were approximately $12.5 million, before deducting underwriting discounts and commissions and estimated offering expenses. Our Chairman, Dr. Frederick Telling, and Chief Executive Officer, Dr. Alan Joslyn, participated in the Public Offering and such participation was approved by the Company’s Audit Committee. All shares of Common Stock issued in connection with the Public Offering will be listed on the NYSE American and will be freely tradable on such exchange.

H.C. Wainwright & Co. acted as sole book-running manager for the offering, which was a firm commitment underwritten Public Offering pursuant to (i) a shelf registration statement on Form S-3 (File No. 333-213321) as initially filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2016 and declared effective by the Commission on September 7, 2016 and a related prospectus, including the related prospectus supplement, filed with the Commission and (ii) a registration statement on Form S-3 (File No. 333-230422) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (collectively the “Registration Statements”).

The net proceeds to the Company from the Public Offering, after deducting Underwriter fees and expenses and the Company’s estimated Public Offering expenses, and excluding the proceeds, if any, from the exercise of the Series 1 Warrants and Series 2 Warrants issued in the Public Offering, are expected to be approximately $11.3 million. The Company anticipates using the net proceeds from this Public Offering to continue funding development of AG013, our ongoing Phase II clinical trial for the treatment of Oral Mucositis and for general corporate purposes, including research and development activities, capital expenditures and working capital.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the underwriter in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing summaries of the terms of the Underwriting Agreement, the form of Series 1 Warrant and the form of Series 2 Warrant are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, the form of Series 1 Warrant and Form of Series 2 Warrant, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Information.

On March 25, 2019, the Company issued a press release announcing the closing of the Public Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the opinion of Shumaker, Loop & Kendrick, LLP, relating to the legality of the issuance and sale of the Securities is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated March 21, 2019.

4.1	Form of Series 1 Warrant

4.2	Form of Series 2 Warrant

5.1	Opinion of Shumaker, Loop & Kendrick, LLP

23.1	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1).

99.1	Press Release dated March 25, 2019.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of March, 2019.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer